PAGE 1
American Centurion                      P.O. Box 5555
Life Assurance Company                  Albany, New York 12205-0555
An American Express Company

            Group Deferred Variable Annuity Application


Section I Client Information

Full legal name of applicant_______________________________________

__     corporation

__     other_______________________________________________________

Address____________________________________________________________

___________________________________________________________________

Nature of Business_________________________________________________

If clients of subsidiary of affiliate companies (companies under common control through stock ownership, contract or otherwise) are to be covered, list legal names and addresses of such companies and the nature of this business.

___________________________________________________________________

___________________________________________________________________


Section II Effective Date

Requested Effective Date___________________________________________

Eligibility Requirements (see back of this application)

Remarks____________________________________________________________
___________________________________________________________________


Section III Acknowledgment/Signatures

I/we hereby acknowledge receipt of current prospectuses for the variable annuity and any funds involved.

Dated at,_______________________State of________________________

the____________day of__________________, 19__.

Witness_____________________     Applicant_________________________

                                       by__________________________

                                    Title__________________________

32041                                                        10/95

PAGE 2
ELIGIBILITY REQUIREMENTS

Participating Groups:

Any group may be included under the contract as a Participating Group upon agreement of American Centurion Life Assurance Company, the contractholder and the Group; provided that such inclusion is not contrary to any applicable laws or regulations. Such inclusion shall be as evidenced by a participating Group's application.

The contractholder may act for and on behalf of any and all of the Participating Groups in all matters pertaining to the Contract; and every act taken by the Contractholder, or notice given by American Centurion Life Assurance Company to the Contractholder or by the Contractholder to American Centurion Life Assurance Company, shall be binding on all Participating Groups.

Eligible Persons:

Each eligible Participant of a Participating Group, as defined in the participating Group's Application, and any other person who becomes a member of the group is eligible to apply for annuity benefits under the Contract; if at the time of application, he or she is within the eligibility age limits established by American Centurion Life Assurance Company for those applying; is a resident or citizen of the United States of America; and is not a resident of Puerto Rico, a foreign country or a place which will not allow American Centurion Life Assurance Company to offer annuity benefits under the Contract.


32041                                                        10/95